UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2009 (May 13, 2009)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

2008 Annual Meeting of Shareholders

On May 13, 2009, the Company held its 2009 Annual Meeting of Shareholders at Water’s Edge, Westbrook Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three directors and ratified the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2009.

The President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Annual Report & Annual Meeting” page of the Investor Information section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

The following three directors were reelected to the nine member board: Lisa J. Thibdaue, Vice President - Regulatory and Government Affairs for Northeast Utilities, Carol P. Wallace, Chairman, President and Chief Executive Officer of Cooper-Atkins Corporation, and Donald B. Wilbur, retired Plant Manager of Unilever HPC, USA. Each of these directors will serve a term of office of three years.

Declaration of Dividends

At its Organizational Meeting, The Board of Directors declared a quarterly cash dividend of $ 0.2225 per common share payable on June 15, 2009 for shareholders of record as of June 1, 2009. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares (not publicly traded) payable on July 15, 2009 for shareholders of record as of July 1, 2009, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on August 3, 2009 for shareholders of record as of July 20, 2009.

Award of Restricted Shares to Non-Employee Directors

The Compensation Committee of the Board of Directors of the Company approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2004 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made on May 8, 2007 and May 15, 2008, pursuant to director compensation policies established by the Board in 2007.

The restricted share awards in 2007 and 2008 were each equal to $5,000 divided by the fair market value on the date prior to the date of grant. The value of the restricted share awards was increased in 2009 as recommended by an independent compensation consultant retained by the Compensation Committee earlier this year to review compensation policies and practices at the Company’s principal competitors and comparable companies to ensure that compensation paid to the Company’s non-employee directors was reasonable and appropriate.

In 2009, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $10,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 12, 2009, the day prior to date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 13, 2010, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors was filed as Exhibit 10.1 to the Company’s Form 8-K dated May 10, 2007.

News Release

On May 14, 2009, the Company issued a press release describing the voting results of shareholders at the annual meeting, the ratification by shareholders of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the year ending December 31, 2009 and the declaration of dividends by the Board of Directors. A copy of the Company’s press release dated May 14, 2009 is filed herewith as Exhibit 99.2 and is hereby incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits:

(c)	Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program (Exhibit 10.1 to Form 8-K filed on May 10, 2007).
99.1*	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 13, 2009.
99.2*	Company news release dated May 14, 2009.

* = filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Connecticut Water Service, Inc. (Registrant)
Date: May 15, 2009	By: /s/ David C. Benoit David C. Benoit Vice President – Finance and Chief Financial Officer